Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182476

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 18, 2015

Preliminary Prospectus Supplement

(To prospectus dated July 20, 2012)

                 SHARES OF COMMON STOCK

AND

WARRANTS TO PURCHASE                 SHARES OF COMMON STOCK

We are offering                  shares of our common stock (the “Common Stock”), par value $.001 per share, and warrants (“Warrants”) to purchase shares of our Common Stock. The Warrants have an exercise price of $ per share, subject to adjustment, and expire five years after their issuance. We are also registering the shares of Common Stock that may be issued as a result of the exercise of the Warrants. The terms of the Warrants are more fully described in this prospectus supplement.

Our Common Stock is traded on the NYSE MKT under the symbol “PVCT.” On June 17, 2015, the last reported sale price of our Common Stock was $0.80 per share.

No public market currently exists for our Warrants. We intend to list the Warrants on the NYSE MKT after the closing of this offering. However, there can be no assurance that the Warrants will be approved for listing on the NYSE MKT.

Investing in our Common Stock and Warrants involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per [ ] Warrant (1)	Total
Public offering price	$	$	$
Underwriting commissions and discounts	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	One share of Common Stock is being sold together with Warrant[s], with each full Warrant being exercisable for the purchase of one share of Common Stock.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional                  shares of Common Stock and/or Warrants to purchase up to an additional                  shares of Common Stock from us at the public offering price for the Common Stock and Warrants, as applicable, less underwriting discounts and commissions, to cover over-allotments, if any.

We estimate the expenses of this offering, excluding underwriting discounts and commissions, will be approximately $        .

The underwriters expect to deliver the Common Stock and Warrants against payment on or about             , 2015.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus supplement is             , 2015.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated July 20, 2012, are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our Common Stock and Warrants to certain investors. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, dated July 20, 2012, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and Maxim Group LLC, or Maxim, has not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our Common Stock and Warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our Common Stock and Warrants.

In this prospectus supplement, unless the context otherwise indicates, the terms “Provectus,” the “Company,” “we,” “our” and “us” or similar terms refer to Provectus Biopharmaceuticals, Inc., including our subsidiaries.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

ii

PROSPECTUS SUPPLEMENT SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement and in the accompanying prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our Common Stock and Warrants. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Provectus Biopharmaceuticals, Inc.

Overview

We are a development-stage biopharmaceutical company that is primarily engaged in developing ethical pharmaceuticals for oncology and dermatology indications. Our goal is to develop alternative treatments that are safer, more effective, less invasive and more economical than conventional therapies. We develop and intend to license or market and sell our two prescription drug candidates, PV-10 and PH-10. We also hold patents and other intellectual property which we believe may be used in over-the-counter products, which we refer to as OTC products, and various other non-core technologies. We have transferred all our intellectual property related to OTC products and non-core technologies to our subsidiaries and have designated such subsidiaries as non-core to our primary business of developing our oncology and dermatology prescription drug candidates.

We focus on developing our prescription drug candidates PV-10 and PH-10. We are developing PV-10 for treatment of several life threatening cancers including metastatic melanoma, liver cancer, and breast cancer. We are developing PH-10 to provide minimally invasive treatment of chronic severe skin afflictions such as psoriasis and atopic dermatitis, a type of eczema. We believe that our prescription drug candidates will be safer and more specific than currently existing products. All of our prescription drug candidates are in either the pre-clinical or clinical trial stage.

The table below sets forth our two drug candidates and our progress in developing those candidates for these indications:

PV-10 Melanoma	•	Protocol for Phase 3 study for treatment of locally advanced cutaneous melanoma submitted to FDA in 2014 for study in 2015
	•	Phase 1b/2 combination study of PV-10 + immune checkpoint blockade is being designed 2014 into 2015
	•	Type C FDA Meeting December 2013
	•	Finalized Phase 2 data October 2012 and September 2013
	•	End-of-Phase 2 FDA meeting April 2010, March 2011, and October 2011
	•	Phase 2 study completed May 2010
	•	Phase 2 treatments completed September 2009
	•	Phase 2 recruitment completed May 2009
	•	Phase 2 study initiated September 2007
	•	Orphan drug status January 2007

PH-10	•	Full Phase 2c study report submitted to FDA February 2014
Psoriasis	•	Toxicity study research and development for advanced studies 2012, 2013 and into 2014
	•	Phase 2c randomized study final data collection February 2012
	•	Phase 2c randomized study initiated December 2010 and completed August 2011

	•	Phase 2 study completed April 2010
	•	Phase 2 recruitment completed October 2009
	•	Replacement Phase 2 initiated July 2009 due to dose regimen change
	•	Phase 2 study initiated November 2007

PH-10 Atopic Dermatitis	•	Toxicity study research and development for advanced studies 2012, 2013, 2014 and into 2015
	•	Phase 2 study completed September 2009
	•	Phase 2 recruitment completed June 2009
	•	Phase 2 study initiated June 2008

PV-10 Breast Cancer	•	Assessing further development in 2013, 2014 and 2015 in conjunction with Moffitt Cancer Center research
	•	Phase 1 study completed July 2008
	•	Phase 1 initial cohort treatment completed April 2006
	•	Phase 1 study initiated October 2005

PV-10	•	Phase 1b/2 study being planned 2014 into 2015
Liver Metastasis	•	Phase 1 protocol expansion September 2012 through 2014 into 2015
	•	Orphan drug status April 2011
	•	Phase 1 patient accrual and treatment completed January 2011
	•	Phase 1 study initiated October 2009

PV-10 Mechanism of Action	•	Moffitt Cancer Center initiates Phase 1 feasibility study to detect immune cell infiltration into melanomas treated by PV-10 in January 2013 into 2014 and 2015

PH-10 Mechanism of Action	•	Phase 2 study initiated January 2015

In addition to clinical trials, patients enrolled in the expanded access or compassionate use program for PV-10 are also receiving PV-10 treatments for cutaneous and subcutaneous cancer indications.

Corporate Information

On April 23, 2002, Provectus Pharmaceutical, Inc., a Nevada corporation and a merger “blank check” public company, acquired Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation (“PPI”), by issuing 6,680,000 shares of common stock of Provectus Pharmaceutical to the stockholders of PPI in exchange for all of the issued and outstanding shares of PPI, as a result of which Provectus Pharmaceutical changed its name to Provectus Pharmaceuticals, Inc. and PPI became a wholly-owned subsidiary of us. On December 16, 2013, Provectus Pharmaceuticals, Inc. was reincorporated in Delaware and changed its name to Provectus Biopharmaceuticals, Inc. Our principal executive offices are located at 7327 Oak Ridge Highway, Knoxville, TN 37931, and our telephone number is 1-866-597-5999. Our website address is www.pvct.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

The Offering

Common Stock We Are Offering	shares (excluding shares issuable upon exercise of the Warrants offered hereby).

Warrants We Are Offering	Warrants to purchase shares of common stock. Each Warrant will have an exercise price of $ per share, will be immediately exercisable upon issuance and will expire years from the issuance date. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants.

Common Stock To Be Outstanding After This Offering	shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Over-allotment Option	We have granted the underwriters an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional shares of Common Stock and/or Warrants to purchase up to an additional shares of Common Stock to cover over-allotments, if any.

Use Of Proceeds	We intend to use the net proceeds from this offering for clinical development, working capital and general corporate purposes. See “Use of Proceeds” on page S-9.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the “Risk Factors” section of the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our Common Stock and Warrants.

NYSE MKT Symbol	Our Common Stock currently trades on the NYSE MKT under the symbol “PVCT.” We intend to apply to list the Warrants on the NYSE MKT. There can be no assurance, however, that our application will be accepted.

The number of shares of Common Stock shown above to be outstanding after this offering is based on 185,972,159 shares of Common Stock outstanding as of March 31, 2015, and excludes:

•	60,010,658 shares of Common Stock issuable upon the exercise of warrants outstanding as of March 31, 2015, at a weighted average exercise price of $1.12 per share;

•	10,220,214 shares of Common Stock issuable upon the exercise of options outstanding as of March 31, 2015, at a weighted average exercise price of $0.97 per share; and

•	19,850,000 shares of Common Stock reserved for future issuance under our 2012 Stock Plan and 2014 Equity Compensation Plan as of March 31, 2015.

Recent Developments

None.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2014 and in our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock and Warrants to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

You will experience immediate and substantial dilution.

The public offering price of our Common Stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of Common Stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of Common Stock from the price per share that you pay for the Common Stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for clinical development, working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

The market price of our Common Stock has been highly volatile due to several factors that will continue to affect the price of our Common Stock.

Our Common Stock has traded as low as $0.30 per share and as high as $6.03 per share during the period beginning on January 1, 2014 and ending on May 31, 2015, during which time our Common Stock was quoted on the OTCQB until May 16, 2014, when our Common Stock began trading on the NYSE MKT. We believe that our Common Stock is subject to wide price fluctuations because of several factors, including:

•	absence of meaningful earnings and ongoing need for external financing;

•	a relatively thin trading market for our Common Stock, which causes trades of small blocks of stock to have a significant impact on our stock price;

•	general volatility of the stock market and the market prices of other publicly-traded companies; and

•	investor sentiment regarding equity markets generally, including public perception of corporate ethics and governance and the accuracy and transparency of financial reporting.

Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our Common Stock trades on the NYSE MKT, as well as the issuance of warrants or convertible equity or debt that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our Common Stock. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

Any agreement to sell, or convert debt or equity securities into, our Common Stock at a future date and at a price based on the then current market price will provide an incentive to the investor or third parties to sell our Common Stock short to decrease the price and increase the number of shares they may receive in a future purchase, whether directly from us or in the market.

Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market following any prospective offering could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable. The current economic downturn has made the financings available to development-stage companies like us more dilutive in nature than they would otherwise be.

It is our general policy to retain any earnings for use in our operation.

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all of our future earnings, if any, for use in our business and therefore do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Risks Relating to the Warrants

If an active, liquid trading market for our Warrants does not develop, you may not be able to sell your Warrants quickly or at or above the price you paid for it.

The Warrants issued in this offering will be immediately exercisable and expire on the fifth anniversary of the date of issuance. The Warrants will have an initial exercise price per share equal to $        . In the event that our Common Stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

There is no established trading market for the Warrants to be sold in this offering, and the market for the Warrants may be highly volatile or may decline regardless of our operating performance. We intend to apply to list the Warrants on the NYSE MKT. There can be no assurance, however, that our application will be accepted. However, even if the Warrants are approved for listing on the NYSE MKT, an active public market for our warrants may not develop or be sustained. We cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our Warrants or how liquid that market might become. If a market does not develop or is not sustained, it may be difficult for you to sell your Warrants at the time you wish to sell them, at a price that is attractive to you, or at all.

If we do not maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the Warrants, public holders will only be able to exercise such Warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants at the time that holders wish to exercise such Warrants, they will only be able to exercise them on a “cashless basis.” As a result, the number of shares of Common Stock that holders will receive upon exercise of the Warrants will be fewer than it would have been had such holders exercised their Warrants for cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

Holders of our Warrants will have no rights as a common stockholder until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Warrants, you will have no rights with respect to our Common Stock. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

We may amend the terms of the Warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding Warrants.

Our Warrants will be issued in registered form under a warrant agreement between Broadridge Corporate Issuer Solutions, Inc., as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any amendment to increase the exercise price of the warrants or shorten the exercise period of the warrants, shall require the written consent of the Underwriter and the registered holders of a majority of the then outstanding Warrants.

Our outstanding Warrants may have an adverse effect on the market price of our Common Stock and make it more difficult to effect a business combination.

We will be issuing Warrants to purchase                  shares of Common Stock as part of this offering. To the extent we issue shares of Common Stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of Common Stock underlying the Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these Warrants are exercised, you may experience dilution to your holdings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “assume,” “intend,” “potential,” “continue” or other similar words or the negative of these terms. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and in our periodic filings with the SEC, incorporated by reference or included in this prospectus supplement or the accompanying prospectus. Accordingly, you should not place undue reliance upon these forward-looking statements. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Also, the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We have included important factors in the cautionary statements included in this prospectus and incorporated herein by reference, including under the caption entitled “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by law, we do not assume any intent to update any forward-looking statements after the date on which the statement is made, whether as a result of new information, future events or circumstances or otherwise.

USE OF PROCEEDS

We expect to receive approximately $         million in net proceeds from this offering, or approximately $         million if the underwriter exercises its over-allotment option in full. “Net proceeds” is what we expect to receive after paying the expenses of this offering, including the underwriting discounts and commissions and the corporate finance fee, as described in “Underwriting” below, and other estimated offering expenses payable by us, which include legal, accounting and printing fees.

We intend to use the net proceeds from this offering for clinical development, working capital and general corporate purposes. We cannot estimate precisely the allocation of the net proceeds from this offering. The amounts and timing of the expenditures may vary significantly, depending on numerous factors. Some of these factors include the amount of cash used in our operations, progress of our clinical trials, and other development efforts, including immunology work for both our oncology and dermatology programs to determine the unique immuno-chemoablative and anti-inflammatory characteristics of our respective drug product candidates. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities and short-term U.S. Treasury bills.

DILUTION

If you invest in the securities being offered by this prospectus supplement, you will suffer immediate dilution in the net tangible book value per share of Common Stock. Our net tangible book value as of March 31, 2015 was approximately $18,005,467, or approximately $0.10 per share of Common Stock. Net tangible book value per share is determined by dividing our net tangible book value, which consists of our total tangible assets less total liabilities, by the number of shares of our Common Stock outstanding on that date.

Dilution in net tangible book value per share represents the difference between the amount per share of Common Stock paid by purchasers in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Without taking into account any other changes in the net tangible book value after March 31, 2015 other than to give effect to our receipt of the estimated proceeds from the sale of                  shares of Common Stock, at an offering price of $         per share, less the underwriting discounts and commissions and our estimated offering expenses, our net tangible book value as of March 31, 2015, after giving effect to the items above, would have been approximately $        , or approximately $         per share of Common Stock. This represents an immediate increase of $         in net tangible book value per share to our existing stockholders and an immediate dilution of $         per share to purchasers of Common Stock in this offering. Holders of Warrants issued as part of this offering who exercise their Warrants may experience dilution if our net tangible value at the time of exercise is less than the exercise price. The following table illustrates this per share dilution:

Public offering price per share of Common Stock	$
Net tangible book value per share as of March 31, 2015 before giving effect to this offering		$0.10
Increase in net tangible book value per share attributable to the offering	$
Adjusted net tangible book value per share as of March 31, 2015 after giving effect to this offering	$
Dilution in net tangible book value per share to new investors	$

This discussion of dilution, and the table set forth above, is based on 185,972,159 shares of our Common Stock issued and outstanding as of March 31, 2015 before giving effect to this offering and                  shares of Common Stock issued and outstanding as of March 31, 2015 after giving effect to this offering. The foregoing discussion and table assume that none of the following securities have been exercised or converted for or into shares of our Common Stock as of March 31, 2015:

•	shares of our Common Stock issuable upon exercise of Warrants issued in this offering;

•	10,220,214 shares of our Common Stock issuable upon exercise of stock options outstanding as of March 31, 2015;

•	19,850,000 shares of our Common Stock reserved for future issuance under our 2012 Stock Plan, as amended, and our 2014 Equity Compensation Plan; and

•	60,010,658 shares of our Common Stock issuable upon exercise of warrants to purchase our Common Stock outstanding as of March 31, 2015.

UPDATE TO DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of our securities, our organizational documents and Delaware law. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

Common Stock

Governing Law and Organizational Documents. The rights and related matters of Provectus Biopharmaceuticals, Inc. are governed by the laws of the State of Delaware and our certificate of incorporation and bylaws. Our certificate of incorporation may not be amended without the affirmative vote of at least a majority of the outstanding shares of capital stock entitled to vote thereon. Our bylaws may be amended by either our board of directors or by a vote of our stockholders holding at least 66-2/3% of the voting power of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class.

Under our restated certificate of incorporation, we are authorized to issue up to 300,000,000 shares of Common Stock, par value $.001 per share. As of March 31, 2015, 185,972,159 shares of Common Stock were issued and outstanding.

Dividends, Voting Rights, and Liquidation. Except as required by Delaware law or by our certificate of incorporation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of Common Stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of Common Stock are able to elect all directors. Our certificate of incorporation does not grant preemptive rights to holders of Common Stock. The Common Stock may not be redeemed except upon our consent and the consent of the stockholders redeeming such Common Stock, and the Common Stock is not subject to liability for further calls or to assessments by us.

In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no right to convert their Common Stock into any other securities. A significant portion of our Common Stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and to Delaware law.

Removal of Directors by Stockholders. Delaware law provides that members of a board of directors may be removed, with or without cause, by a majority of the outstanding shares entitled to vote on the election of the directors.

Stockholder Nomination of Directors. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least 90, but not more than 120, days prior to the date of the proxy statement delivered to stockholders in connection with the previous year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by us not earlier than the close of business on the 90th day prior to the date of such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the date on which public announcement of the date of the meeting is first made.

Delaware Business Combination Statute. Section 203 of the Delaware General Corporation Law (“DGCL”) is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to, or receipt of disproportionate financial benefits by, the 15% stockholder, or

•	any other transaction that would increase the 15% stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of our outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the 15% stockholder owns at least 85% of our outstanding voting stock as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

Under our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors. There are currently no shares of our preferred stock issued and outstanding.

Warrants and Options

As of March 31, 2015, we have reserved for issuance 60,010,658 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock and 10,220,214 shares of Common Stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. The warrants and options have a weighted average exercise price of approximately $1.12 and $0.97 per share, respectively, as of March 31, 2015.

Listing

The shares of our Common Stock are currently traded on the NYSE MKT under the symbol “PVCT.” We intend to apply to list the Warrants on the NYSE MKT after the closing of this offering. There can be no assurance, however, that our application will be approved.

DESCRIPTION OF SECURITIES

In this offering, we are offering up to                  shares of Common Stock and Warrants to purchase                  shares of our Common Stock.

Common Stock

Under our restated certificate of incorporation, we are authorized to issue up to 300,000,000 shares of Common Stock, par value $.001 per share. As of March 31, 2015, 185,972,159 shares of Common Stock were issued and outstanding.

Warrants

The following is a brief summary of the material terms of the Warrants and is subject in all respects to the provisions contained in the Warrants. The following description does not purport to be complete and is subject to, and qualified in its entirety by, the forms of Warrant and Warrant Agreement being filed with a Current Report on Form 8-K, and reference is made thereto for a complete description of the Warrants.

Exercise. We are offering Warrants to purchase up to                  shares of our Common Stock. The Warrants are referred to as the “Warrants”. The exercise price of the Warrants is $         per share of our Common Stock, subject to adjustment. The Warrants are exercisable upon their issuance and expire five years after their issuance. No public market currently exists for our Warrants. We intend to list the Warrants on the NYSE MKT following the closing of this offering. There can be no assurance, however, that our application will be accepted.

The Warrants are exercisable, at the option of each warrant holder, upon delivery of an executed election to purchase and payment of the exercise price. If at the time of exercise, a registration statement relating to the shares of our Common Stock underlying the Warrants is not effective, or if the related prospectus is not available for use, then a Warrant holder may elect to exercise its Warrants using a net exercise (i.e. cashless exercise) mechanism.

Anti-Dilution. The exercise price of the Warrants will be adjusted in the event of a stock split, stock dividend, recapitalization, reorganization, scheme, arrangement and the like. In the event that the Warrants’ exercise price is adjusted due to stock splits, stock dividends, recapitalizations, reorganizations, schemes, arrangements and the like, then the number of shares of Common Stock issuable upon exercise also will be adjusted, such that the aggregate exercise price payable for the adjusted number of underlying shares of Common Stock shall be the same as the aggregate exercise price in effect immediately prior to the adjustment.

Adjustments for Distributions. If the Company fixes a record date for a dividend or distribution of assets or other securities, other than the distributions referred to under “Anti-Dilution” above, then the exercise price of the Warrants will be adjusted upon such record date by a percentage equal to (x) the fair market value of the dividend or distribution per share of Common Stock divided by (y) the price of the Common Stock as of such record date. In no event will the holders of Warrants be entitled to participate in such dividend or distribution, upon the exercise of Warrants following such record date.

Fundamental Transactions. In the event of a fundamental transaction (generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock), then the holders of the Warrants will not have the option to require the Company to purchase their Warrants for cash at their Black-Scholes value, but such holders will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that they would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Ownership Limitation. The Warrants are not exercisable by their holder to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our Common Stock upon exercise of the Warrants.

Cashless Exercise. If, at the time a holder exercises its Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant.

General. The Warrants may be offered for sale, sold, transferred or assigned without our consent. If the Warrants are to be transferred, the holder may surrender the Warrants to us, whereupon we will forthwith issue and deliver upon the order of the holder a new Warrant, registered as the holder may request, representing the right to purchase the number of shares of our Common Stock being transferred by the holder and, if less than the total number of shares of our Common Stock then underlying the Warrants is being transferred, a new Warrant to the holder representing the right to purchase the number of shares of our Common Stock not being transferred.

Except as set forth specifically in the Warrants and described above, the holder of Warrants, solely in its capacity as such, is not entitled to vote or receive dividends or deemed to be the holder of share capital of us for any purpose.

UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC, as representative of the underwriters, with respect to the shares and warrants being offered. The underwriting agreement provides for the purchase of a specific number of shares and Warrants by each of the underwriters. The obligations of the underwriter are subject to certain customary conditions. Subject to such conditions, the underwriters are committed to purchase all of the shares and warrants offered hereby, other than the shares and warrant covered by the over-allotment option described below.

Underwriter	Number of Shares	Number of Warrants
Maxim Group LLC

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares and warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares and warrants offered by this prospectus if any such shares and warrants are taken, other than those shares and Warrants covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriters an over-allotment option, exercisable for 45 days from the date of the underwriting agreement to purchase up to (i)                  shares of Common Stock and/or (ii)                  additional Warrants. The over-allotment option may be used to purchase shares of Common Stock and/or Warrants in any combination thereof, as determined by the representative. The representative may exercise this option, in whole or in part, solely for the purpose of covering over-allotments, if any, made in connection with the offering of the securities pursuant to this prospectus. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and subject to the terms and conditions of the underwriting agreement the underwriters will be obligated to purchase, these additional shares of Common Stock and/or Warrants.

Underwriting Commissions and Discounts

We have agreed to pay the underwriters a cash fee equal to 8% of the aggregate gross proceeds raised in this offering. The representative has advised us that the underwriters propose to offer the shares and Warrants directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the representative may offer some of the shares and Warrants to other securities dealers at such price less a concession of up to $         per share. After the offering to the public, the offering price and other selling terms may be changed by the representative.

The following table summarizes the public offering price per share and per Warrant, underwriting commissions and proceeds before expenses to us, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares and warrants. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriters pay us for the shares and warrants.

	Per Share	Per [ ] Warrant (1)	Total Without Over-Allotment	Total Assuming Full Over-Allotment
Public offering price	$	$	$	$
Underwriting commissions and discounts	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1)	One share of Common Stock is being sold together with Warrant[s], with each full Warrant being exercisable for the purchase of one share of Common Stock.

We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $120,000.

Lock-Up Agreements

We and our subsidiaries have agreed to certain restrictions, in each case for a period of 180 days from the date that of the underwriting agreement, on the ability (i) to issue, to enter into any agreement to issue, or to announce the issuance of any Common Stock or securities convertible into or exercisable for Common Stock or (ii) to enter into certain variable rate transactions.

Our officers and our directors, other than Jan Koe, aggregating approximately 11.6% of our outstanding shares of Common Stock as of March 31, 2015 have agreed, for a period of 180 days after the effective date of the registration statement of which this prospectus is a part subject to certain exceptions, without the prior written consent of the representative, not to (i) offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock, (ii) enter into any swap, hedge, or other agreement or arrangement that transfers the economic risk of ownership of such securities, or (iii) engage in any short selling of any such securities. In addition, our officers and our directors have waived, during the same period, any demand registration rights with respect to any such securities.

The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to the lock-up.

Price Stabilization, Short Positions and Penalty Bids

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the Common Stock for their own account by selling more Common Stock than has been sold to them by us. Short sales involve the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering. “Naked” short sales are sales in excess of the number sold to them by us. The underwriters must close out any naked short position by purchasing Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering.

In addition, the underwriters may stabilize or maintain the price of the Common Stock by bidding for or purchasing Common Stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker dealers participating in the offering are reclaimed if Common Stock previously distributed in the offering is repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Common Stock to the extent that it discourages resales of the Common Stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities relating to the offering, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Other

In November 2008, we entered into an agreement with Maxim Group, under which Maxim Group provides valuation, strategic advisory and other similar services to use and receives $7,500 a month. The agreement is a month-to-month arrangement and may be terminated by us at any time upon 30 days’ notice. In addition, from time to time in the ordinary course of their respective business, the underwriters and their affiliates may in the future engage in commercial banking or investment banking transactions with us and our affiliates. We have no present arrangements with the underwriters for any such transactions.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee. Maxim is being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below which have been filed by us:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2014.

2.	The information specifically incorporated by reference in our Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015.

3.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2015.

4.	Our current report on Form 8-K filed on January 2, 2015.

5.	The description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A filed with the Commission on April 30, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

We are not incorporating, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. Requests should be directed to the Corporate Secretary, Provectus Biopharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, or call (866) 594-5999. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

PROSPECTUS

PROVECTUS PHARMACEUTICALS, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to common stock, par value $.001 per share, preferred stock, par value $.001 per share, warrants to purchase shares of common stock, and units comprised of common stock, preferred stock, warrants, or any combination thereof that Provectus Pharmaceuticals, Inc. may sell separately or together in one or more combinations from time to time in one or more offerings up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer and sell securities, the specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTC Bulletin Board under the symbol “PVCT.OB.” On June 28, 2012, the last reported sale price of our common stock was $0.84 per share. Our principal offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, and our phone number is (866) 594-5999.

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2012.

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell separately or together in one or more combinations from time to time in one or more offerings, common stock, preferred stock, warrants, or units, collectively referred to herein as the securities, up to a total public offering price of $100,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale.

Each time we offer securities, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference” beginning on page 1 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Provectus,” “Provectus Pharmaceuticals,” “we,” “us,” or similar references mean Provectus Pharmaceuticals, Inc. and our subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are also available free of charge at the SEC’s website at http://www.sec.gov.

This prospectus is part of the Registration Statement that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement. For more information about us and our securities, you should read the Registration Statement and its exhibits and schedules. Copies of the Registration Statement, including its exhibits, may be inspected without charge at the offices of the SEC or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street N.E., Washington, D.C. 20549. Copies of the Registration Statement may be obtained without charge at the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus the documents listed below, which shall not include, in each case, documents, or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 14, 2012 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2012 annual meeting of stockholders, filed with the SEC on May 2, 2011);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed on May 9, 2012; and

•	our Current Reports on Form 8-K filed on May 14, 2012.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are not deemed to be filed and not incorporated by reference herein, unless specifically stated otherwise in such filings. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s website at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at Provectus Pharmaceuticals, Inc., 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, Attention: Chief Financial Officer or (866) 594-5999.

We also maintain a web site at http://www.pvct.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

ABOUT PROVECTUS PHARMACEUTICALS

Business Information

We are a development stage pharmaceutical company focused on developing, licensing and commercializing prescription drugs, medical devices and over-the-counter pharmaceutical products in the fields of dermatology and oncology. Through discovery and use of state-of-the-art scientific and medical technologies, the founders of our pharmaceutical business have developed a portfolio of patented, patentable, and proprietary technologies that support multiple products in prescription drugs, medical devices and over-the-counter products categories. The portfolio includes technologies for treating cancer and serious skin diseases, developing novel cancer medical devices, enhancing contrast in medical imaging, improving signal processing during biomedical imaging, and enhancing production of biotechnology products.

Our prescription drug products encompass the areas of dermatology and oncology and involve several types of small molecule-based drugs. Our medical device systems include therapeutic and cosmetic lasers, while our over-the-counter products address markets primarily involving skincare applications. Because our prescription drug candidates and medical device systems are in the early stages of development, they are not yet on the market and there is no assurance that they will advance to the point of commercialization.

Corporate Information

Provectus Pharmaceuticals, Inc., formerly known as “Provectus Pharmaceutical, Inc.” and “SPM Group, Inc.,” was incorporated under Colorado law on May 1, 1978. SPM Group ceased operations in 1991, and became a development-stage company effective January 1, 1992, with the new corporate purpose of seeking out acquisitions of properties, businesses, or merger candidates, without limitation as to the nature of the business operations or geographic location of the acquisition candidate.

On April 1, 2002, SPM Group changed its name to “Provectus Pharmaceutical, Inc.” and reincorporated in Nevada in preparation for a transaction with Provectus Pharmaceuticals, Inc., a privately-held Tennessee corporation, which we refer to as PPI. On April 23, 2002, an Agreement and Plan of Reorganization between Provectus Pharmaceutical and PPI was approved by the written consent of a majority of the outstanding shares of Provectus Pharmaceutical. As a result, holders of 6,680,000 shares of common stock of Provectus Pharmaceutical exchanged their shares for all of the issued and outstanding shares of PPI. As part of the acquisition, Provectus Pharmaceutical changed its name to “Provectus Pharmaceuticals, Inc.,” and PPI became a wholly-owned subsidiary of Provectus.

On November 19, 2002, we acquired Valley Pharmaceuticals, Inc., a privately-held Tennessee corporation formerly known as Photogen, Inc., by merging our subsidiary PPI with and into Valley and naming the surviving corporation “Xantech Pharmaceuticals, Inc.” Through this acquisition, we acquired our most important intellectual property, including issued U.S. patents and patentable inventions for the development of dermatology and oncology prescription drugs, medical devices and over-the-counter pharmaceutical products and for the preparation of human and animal vaccines, diagnosis of infection diseases and enhanced production of genetically engineered drugs.

On December 5, 2002, we acquired the assets of Pure-ific L.L.C., a Utah limited liability company, and created a wholly-owned subsidiary, Pure-ific Corporation, to operate that business. We acquired the product formulations for Pure-ific personal sanitizing sprays, along with the “Pure-ific” trademarks.

Provectus has the following six wholly-owned subsidiaries: Xantech Pharmaceuticals, Inc.; Provectus Biotech, Inc.; Provectus Devicetech, Inc.; Provectus Imaging, Inc.; IP Tech, Inc.; and Provectus Pharmatech, Inc. Provectus has designated all of its subsidiaries as non-core except for Provectus Pharmatech, Inc., which owns the patented technologies for its prescription drug product candidates for the treatment of cancer and serious skin diseases. The non-core subsidiaries own patented technologies for a range of other products that are intended to be further developed and licensed. We intend to sell a majority stake of the underlying assets of each non-core subsidiary. This transaction would likely be accomplished through a non-core spin-out process which would enable each non-core subsidiary to become a separate publicly held company. Each new public entity could then raise funds without diluting the ownership of the then current stockholders of the Company. On December 15, 2011, we concluded a private offering of securities of one of our subsidiaries, Pure-ific Corporation, pursuant to which we issued 3,333,335 shares of common stock of Pure-ific Corporation. Upon completion of the offering, we commenced the process to facilitate this spin-out transaction.

We manage Provectus and our subsidiaries on an integrated basis. Our principal executive offices are located at 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee 37931, telephone (866) 594-5999.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	additions to working capital and capital expenditures;

•	research and development activities; and

•	the expansion of our business through internal growth or acquisitions.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each time we offer and sell securities, the applicable prospectus supplement will describe the securities exchange or market on which the securities may be listed or quoted, if any.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2012 and each of the fiscal years ended December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008 and December 31, 2007 are as follows:

	Three Months Ended March 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Ratio of earnings to fixed charges and preferred stock dividend requirements	(1)	(1)	(1)	(1)	(1)	(1)

(1)	Earnings were insufficient to cover fixed charges and preferred stock dividend requirements for each period. For the three months ended March 31, 2012, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $4,471,578. For the years ended December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008, and December 31, 2007, earnings were insufficient to cover fixed charges and preferred stock dividend requirements by $19,450,699, $18,568,102, $12,338,314, $10,285,571, and $10,033,040, respectively. For each period, there were no preferred stock dividend requirements.

Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For these purposes, “earnings” consist of net loss plus fixed charges. “Fixed charges” consist of interest expense. Interest income is not included in this computation. “Preferred dividends” consist of the amount of pre-tax earnings required to pay dividends on the outstanding 8% convertible preferred stock, which is $0. We pay dividends on the outstanding 8% convertible preferred stock in shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

We may issue shares of our common stock and preferred stock separately in one or more transactions, together with other securities or separately, as described in each applicable prospectus supplement. We may also offer common stock issuable upon the exercise of warrants, individually or in units with common stock and upon the conversion of convertible preferred stock, individually, or in units with common stock.

The following description of our capital, restated articles of incorporation, and bylaws are only summaries, and we encourage you to review complete copies of these documents. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” and “Incorporation of Documents by Reference” beginning on page 1 of this prospectus.

Governing Law and Organization Documents

Stockholders’ rights and related matters are governed by the laws of the State of Nevada, our restated articles of incorporation, as amended, which we refer to as our articles of incorporation, and our bylaws. Our articles of incorporation may not be amended without the affirmative vote of at least a majority of the shares entitled to vote generally in the election of directors, voting as a single voting group. Our bylaws may be amended by either the affirmative vote of 75% of all shares outstanding and entitled to vote generally in the election of directors or by an affirmative vote of a majority of our directors then holding office.

Common Stock

Under our restated articles of incorporation, we are authorized to issue up to 200,000,000 shares of common stock, par value $.001 per share. As of March 31, 2012, 110,935,981 shares of common stock were issued and outstanding.

Dividends, Voting Rights and Liquidation

Except as required by law or by our articles of incorporation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. The holders of shares of common stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of common stock and preferred stock, voting as a single class, are able to elect all directors. Our articles of incorporation do not grant preemptive rights to holders of common stock. The common stock may not be redeemed except upon our consent and the consent of the stockholders, and the common stock is not subject to liability for further calls or to assessments by the Company.

In the event of our liquidation, dissolution or winding up, holders of our common stock and our preferred stock are entitled to share ratably on an as-converted basis in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of issued and outstanding 8% convertible preferred stock are entitled to a liquidation preference, whereby they are entitled to receive out of our assets cash in an amount equal to the original issue price of the 8% convertible preferred stock, subject to adjustment, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock before any payment or distribution is made on the common stock. Holders of common stock have no right to convert their common stock into any other securities. A significant portion of our common stock is held in either nominee name or street-name brokerage accounts, and all outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of issued and outstanding 8% convertible preferred stock, in addition to any other rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings in the future. This summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and to Nevada law.

Warrants and Options

As of March 31, 2012, we have reserved for issuance 26,120,747 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock. As of December 31, 2011, we have reserved for issuance 21,900,837 shares of common stock for issuance upon the exercise of outstanding warrants to purchase common stock with a weighted average exercise price of $1.15 per share. As of March 31, 2012, we have reserved for issuance 14,890,956 shares of common stock for issuance upon the exercise of stock options granted pursuant to our equity incentive plans. As of December 31, 2011, we have reserved for issuance 11,774,289 shares of common stock for issuance upon exercise of stock options with a weighted average exercise price of $0.98 per share.

Preferred Stock

As of March 31, 2012, we have reserved for issuance shares of common stock for issuance upon the conversion of outstanding shares of 8% convertible preferred stock. See “DESCRIPTION OF CAPITAL STOCK—Preferred Stock” beginning on page 6 of this prospectus.

Transfer Agent and Registrar

We have retained Broadridge Corporate Issuer Solutions, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003, as the transfer agent for our common stock. Broadridge’s telephone number is (610) 649-7300.

Quotation

Our common stock is quoted on the OTC Bulletin Board under the symbol “PVCT.OB.”

Preferred Stock

Under our articles of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $.001 per share, from time to time in one or more series, in any manner permitted by law, as determined from time to time by our board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. Without limiting the generality of the foregoing, shares in such series shall have voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by our board of directors. The number of shares of any such series so set forth in the resolution or resolutions may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the board of directors.

8% Convertible Preferred Stock

Our board of directors has authorized for issuance up to 13,333,333 shares of 8% convertible preferred stock having the rights, privileges, preferences and restrictions set forth in the certificate of designation filed with the Nevada Secretary of State on March 5, 2010. As of March 31, 2012, 3,431,665 shares of 8% convertible preferred stock were issued and outstanding. Pursuant to their registration rights agreement, the current holders of the 8% convertible preferred stock do not currently have piggyback registration rights pertaining to the common stock underlying these holders’ shares of 8% convertible preferred stock or warrants issued to such holders, and such shares of common stock are not being included in this registration statement.

The following is a summary of the rights, privileges, preferences and restrictions set forth in the certificate of designation for the 8% convertible preferred stock.

Dividends. Dividends on the 8% convertible preferred stock accrue at an annual rate of 8% of the original issue price, which is $0.75 per share, subject to adjustment, and is payable on a quarterly basis. We may elect to satisfy our obligation to pay quarterly dividends either in cash or by distribution of common stock. For the foreseeable future, we anticipate paying the dividends by distribution of common stock. The number of shares of common stock payable in satisfaction of dividend obligations will be equal to the quotient of the amount of the cash dividend per share of 8% convertible preferred stock divided by the market price determined as of the dividend payment date. The market price for calculation of shares of common stock issuable in satisfaction of dividends will be the volume-weighted average price of common stock for the 15 trading days immediately preceding such date.

Conversion. Shares of 8% convertible preferred stock shall be convertible at the option of their holder into shares of common stock. At our option, but only after such time that the volume-weighted average price of our common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may convert all or a portion of the outstanding 8% convertible preferred stock into shares of common stock. Each share of 8% convertible preferred stock will be convertible into one share of common stock, subject to adjustment. The number of shares of common stock issuable on conversion will be adjusted for, among other things, stock splits, dividends, distributions, recapitalizations and other similar transactions. Our right to convert the outstanding 8% convertible preferred stock into shares of common stock is suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Liquidation Preference. Upon our voluntary or involuntary liquidation, winding-up or dissolution, the holders of the 8% convertible preferred stock will be entitled to receive out of our assets cash in an amount equal to the original purchase price, subject to adjustment, plus all accrued and unpaid dividends on our common stock or other capital stock ranking junior to the 8% convertible preferred stock. If our assets are insufficient to pay full preferential amount, then the holders of the 8% convertible preferred stock will share in the distribution pro rata. Holders of the 8% convertible preferred stock will be entitled to exercise their right to convert the 8% convertible preferred stock into common stock prior to the distribution upon liquidation. A merger or other corporate reorganization in which our stockholders receive cash or securities of another corporation or entity (except in connection with a consolidation or merger in which the holders of our voting stock immediately before the consolidation or merger will in the aggregate own more than 50% of the voting shares of the continuing or surviving corporation after the consolidation or merger) or any transaction in which all or substantially all of our assets are sold will be treated as a liquidation for purposes of the liquidation preference. We refer to such an event as a deemed liquidation event.

Voting Rights. On all matters for which the holders of common stock are entitled to vote, the 8% convertible preferred stock will entitle its holders to vote together with the holders of common stock, and not as a separate class, on an as-converted basis, except as otherwise required by Nevada law. So long as at least 25% of the originally-issued shares of 8% convertible preferred stock are outstanding, we may not, without the consent or affirmative vote of the holders of at least a majority of the then outstanding 8% convertible preferred stock, take action that (i) creates any new class or series of equity securities or any other security convertible into equity securities ranking senior to the 8% convertible preferred stock with respect to redemption, voting, dividends, or liquidation rights, (ii) amend, alter, or repeal any provision of our articles of incorporation or bylaws in a manner that is adverse to the relative rights, preferences, qualifications, limitations or restrictions of the 8% convertible preferred stock, (iii) declare or pay a dividend or distribution on any of our outstanding securities prior to payment of the dividends on the 8% convertible preferred stock; or (iv) approve a deemed liquidation event.

Redemption. At our option, but only after such time that the volume-weighted average price of common stock exceeds $2.25 and the average daily trading volume exceeds 150,000 shares for 30 consecutive trading days, we may redeem all or a portion of the outstanding 8% convertible preferred stock at the original issue price, plus all accrued and unpaid dividends on shares of the 8% convertible preferred stock. Prior to the date of redemption, each holder of 8% convertible preferred stock being redeemed may elect to convert its 8% convertible preferred stock, in whole or in part, to common stock as described above. Our right to redeem the outstanding 8% convertible preferred stock will be suspended for the first six months following the original issuance of the 8% convertible preferred stock and during any time in the succeeding six months in which we have failed to satisfy the current information requirements contained in Rule 144(c)(1) of the Securities Act.

Anti-Dilution. Shares of 8% convertible preferred stock are entitled to anti-dilution protection for a period of five years after the first issuance of 8% convertible preferred stock. If we issue or are deemed to have issued additional shares of common stock without consideration or for a consideration per share less than the applicable conversion price, which is initially $0.75 per share, then the conversion price of the 8% convertible preferred stock will be reduced, concurrently with such issue, to the consideration per share received by us for such issue or deemed issue of the additional shares of common stock.

Ownership Limitation. The right of holders of 8% convertible preferred stock to convert the 8% convertible preferred stock into common stock is subject to a 4.99% limitation. A holder of 8% convertible preferred stock may increase the ownership limitation percentage to 9.99% effective the 61st day after providing notice of such increase us in writing. Holders of 8% convertible preferred stock shall not have the right to convert 8% convertible preferred stock if such conversion or exercise would result in such holder (together with such holder’s affiliates) beneficially owning more than the ownership limitation percentage immediately after giving effect to such conversion or exercise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock. Warrants may be issued in one or more series, independently or together with common stock, preferred stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or composite currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	the terms of the common stock purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of common stock, preferred stock, warrants, or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz PC. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Baker, Donelson, Bearman, Caldwell & Berkowitz PC, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements as of December 31, 2011 and 2010 and for the period from January 17, 2002 (inception) to December 31, 2011 and for each of the three years in the period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROVECTUS BIOPHARMACEUTICALS, INC.

$

Common Stock

Warrants

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Maxim Group LLC

            , 2015